Exhibit 10.45

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered into as of October 30, 2007 by and between North American Scientific, Inc., a Delaware corporation (the “Company”), and John A. Friede, a resident of the State of New York (the “Lender”).

RECITAL

The Company and the Lender are entering into this Agreement to evidence the agreement of the Lender to loan $500,000 to the Company (the “Loan”), in two installments of $250,000 each, and the Company’s agreement to issue promissory notes (the “Notes”) to the Lender in the form attached hereto as Exhibit A to evidence the Loan.

WHEREFORE, the parties hereto mutually agree as follows:

1. Recital. The parties hereby agree to the matters set forth in the above-stated Recital.

2. Loan and Note Issuance. Subject to the terms of this Agreement, the Lender hereby agrees to advance to the Company installments of the Loan in the principal amount of (a) $250,000 on or before October 31, 2007 and (b) $250,000 on or before November 14, 2007. Such amounts shall be paid by the Lender by wire transfer of immediately available funds to such account or accounts as may be designated by the Company. At the time of each such advance, the Company will issue to the Lender a Note in a principal amount equal to the amount of such advance.

3. Loan Fee. At the time of each advance pursuant to Section 2 above, the Company shall pay $10,000 to the Lender as a loan fee, which payment shall be made by reducing the amount of funds then being advanced by the Lender by the amount of such fee.

4. Warrants. At the time of the first advance by the Lender to the Company pursuant to Section 2 above, the Company shall issue to the Lender a warrant (the “Warrant”) to purchase shares of Common Stock of the Company (the “Warrant Shares”) in the form set forth as Exhibit B hereto. The purchase price per share for the Warrant Shares (the “Exercise Price”) shall be equal to the per share closing price of the Common Stock on the trading day before the issuance of the Warrant as reported in the Wall Street Journal. The number of Warrant Shares which may be purchased upon exercise of the Warrant shall be equal to $200,000, divided by the per share Exercise Price, provided that the Exercise Price and the number of Warrant Shares shall be subject to subsequent adjustment in accordance with the terms of the Warrant.

5. The Lender’s Representations and Covenants. The Lender represents and warrants to the Company as follows:

(a) The Lender is acquiring the Notes, the Warrant and the Warrant Shares for investment for the Lender’s own account, not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Lender has no present intention of selling, granting any participation in, or otherwise distributing the Notes, the Warrant or the Warrant Shares. No other person has a direct or indirect beneficial interest in the Notes, the Warrant or the Warrant Shares, in whole or in part. The Lender understands that the Notes, the Warrant and the Warrant Shares have not been registered under the Securities Act with the Securities and Exchange Commission.

(b) The Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) By reason of the Lender’s business or financial experience, the Lender has the ability to evaluate the merits and risks of the Loan and to make an informed investment decision with respect to the Loan. The Lender is aware that the Loan is a high risk and speculative investment, and that there can be no assurance as to the ultimate success of the Company. The Lender acknowledges and represents that he is able to bear the risks of investing in the Company.

(d) The Lender acknowledges and agrees that the Lender has had an opportunity to discuss with the Company’s executives the business and financial affairs of the Company, and the Lender has had an opportunity to inspect and review the Company’s facilities, financial statements, business plan and related materials. The Lender acknowledges that the Lender has reviewed such information concerning the Company as the Lender deems necessary in order for the Lender to make the investment decision to acquire the Notes, the Warrant and the Warrant Shares.

(e) The Lender acknowledges that there is no public market for the resale of the Notes or the Warrant. The Lender acknowledges and agrees that any resales of the Notes, the Warrant and the Warrant Shares are subject to restrictions under applicable securities laws, and the Lender agrees to comply with said restrictions; and the Lender understands that a legend referencing said restrictions will be placed on the Notes, the Warrant, and certificates relating to the Warrant Shares.

6. General Provisions.

6.1 Governing Law. This Agreement (irrespective of where it is executed, delivered and/or performed) shall be governed by and construed in accordance with the laws of the state of California, without giving effect to principles of conflicts of law.

6.2 Waiver of Jury Trial. The parties hereby knowingly, voluntarily and intentionally waive the right any of them may have to a trial by jury in respect to any litigation based hereon, arising out of, or under or in connection with this Agreement or any course of conduct or course of dealing, statements (whether verbal or written), or actions of the parties. This provision is a material inducement for the parties to enter into this Agreement.

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6.3 Survival. All of the representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the closing and shall survive until they have been performed in full or until the applicable statute of limitation has expired.

6.4 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of all other provisions in such jurisdiction, and without affecting the validity or enforceability of this Agreement and all other jurisdictions.

6.5 Entirety. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matters hereof.

6.6 Amendment and Waiver. The terms of this Agreement may be amended and the performance or observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with a written consent of both parties.

6.7 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties. A party shall not be entitled to assign any of its rights or obligations under this Agreement without the other party’s prior written consent. Notwithstanding the foregoing, in the event that a party is acquired by another entity (by merger, purchase of assets, or other change of control), then this Agreement may be assigned to the acquiring entity, so long as the acquiring entity agrees in writing to be bound by the terms of this Agreement.

6.8 Notices. All notices or communications required or permitted in this Agreement shall be in writing and may be given by any means (e.g. mail, telecopier, electronic mail, hand delivery, messenger, overnight courier service, etc.) addressed as set forth on the signature page of this Agreement, or at such other address a party may designate in the future. All such notices and other communications will be deemed given upon delivery at the party’s proper address.

6.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the signing party, all of which together shall constitute one instrument and agreement. A party may evidence its execution and delivery of this Agreement by signing this Agreement and sending it to the other party by telecopier/facsimile.

6.10 Attorneys’ Fees. In the event a party breaches its or his obligations under this Agreement, and the other party incurs attorneys’ fees to enforce the terms of this Agreement through legal proceedings (litigation, arbitration, mediation), the party which is determined in such legal proceedings to be the most prevailing party shall be entitled to recover from the other party the prevailing party’s reasonable attorneys’ fees and costs incurred in said legal proceedings.

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IN WITNESS WHEREOF, the parties have executed and delivered this Loan Agreement as of the date first set forth above.

COMPANY:

NORTH AMERICAN SCIENTIFIC, INC.

By:	/s/James W. Klingler
James W. Klingler
Sr. Vice President and CFO

Address:	20200 Sunburst Street
Chatsworth, CA 91311
Fax:	(818) 734-5223

LENDER:

/s/John A. Friede
Name:	John A. Friede

Address:	One Shore Road
Rye, NY 10580
Fax:	(914) 698-1034

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Exhibit A

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED TO THE “SENIOR INDEBTEDNESS” AS DEFINED IN AND PURSUANT TO SUBORDINATION PROVISIONS CONTAINED HEREIN.

SUBORDINATED PROMISSORY NOTE

$250,000	October 30, 2007

FOR VALUE RECEIVED, NORTH AMERICAN SCIENTIFIC, INC., a Delaware corporation (“Maker”), hereby promises to pay to John A. Friede, an individual resident of New York, New York (the “Holder”), in lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) together with interest in arrears on the unpaid principal balance at an annual rate equal to the prime rate in effect from time to time (as set forth in the Wall Street Journal), plus six percent (6%), in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

1. Payments.

(a) Principal and Interest. The principal amount of this Note shall be due and payable on November 20, 2007 (the “Payment Date”). Interest on the unpaid principal balance of this Note shall be due and payable on the Payment Date.

(b) Usurious Interest. Notwithstanding any other provision of this Note, the Holder does not intend to charge, and the Maker shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Maker or credited to reduce the principal hereunder. All payments received by the Holder will be applied first to costs of collection, if any, then to interest and the balance to principal.

2. Manner of Payment. All payments of principal and interest on this Note shall be made by Maker’s check to Holder at Holder’s residential address at One Shore Road, Rye, NY 10580 or at such other place in the United States of America as Holder shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Holder in writing. If any payment of principal or interest on this Note is due on a day which is not a business day, such payment shall be due on the next succeeding business day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note.

3. Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

4. Subordination. By acceptance hereof, the Holder agrees that the payment of the principal of and interest on this Note shall be subordinated to the prior payment of the principal of and interest on all obligations of Maker for money borrowed from any bank, trust company, venture capital entity, insurance company, or other financial institution engaged in the business of lending money (hereinafter called “Senior Indebtedness”). Upon any default or event of default under any Senior Indebtedness, (a) no amount shall be paid by the Maker in respect of the principal of or interest on this Note at the time outstanding, unless and until such default or event of default under such Senior Indebtedness shall have been cured (i) by payment in full of the then outstanding principal thereof and interest accrued thereon; or (ii) otherwise, and (b) no claim or proof of claim shall be filed by or on behalf of the Holder of this Note which shall assert any right to receive any payment in respect of the principal of and interest on this Note except subject to payment in full of the principal of and interest on all Senior Indebtedness then outstanding. Without limitation of the foregoing, the payment of the principal of and interest on this Note is subordinated to the obligations of the Maker to Silicon Valley Bank and Agility Capital LLC in accordance with subordination agreements between each of such entities and the Holder.

5. Events of Default.

(a) The following shall constitute “Events of Default” under this Note:

(i) failure to pay any principal or any interest within five (5) business days following its due date hereunder;

(ii) default in the performance by the Maker of any material obligation to the Holder under this Note, which default is not cured within thirty (30) days after written notice of such default from the Holder;

(iii) the filing of any petition or the commencement of any proceeding against the Maker or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within one hundred twenty (120) days.

(b) Acceleration Upon Default; Default Rate. Subject to the subordination of this Note in accordance with Paragraph 4 above, if an Event of Default has occurred and is continuing under this Note, the entire principal balance, interest then accrued, and all other sums due hereunder, whether or not otherwise then due, shall, at the at option of the Holder, become immediately due and payable without demand or notice. Upon any Event of Default hereunder, and during the continuation thereof, the interest rate on this Note will increase to one percent (1%) per annum above the interest rate otherwise being charged hereunder.

6. Expenses of Collection. The Maker agrees to pay the Holder’s reasonable costs in collecting and enforcing this Note, including reasonable attorney’s fees.

7. Waiver by Holder. No waiver of any obligation of the Maker under this Note shall be effective unless it is in a writing signed by the Holder. A waiver by the Holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

8. Notice. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, or overnight courier service with proof of receipt, and addressed as follows:

(a)	If to the Maker:	North American Scientific, Inc.
Attn: Mr. James W. Klingler
20200 Sunburst Street
Chatsworth, CA 91311
Phone: (818) 734-8600

	with a copy to:	Seyfarth Shaw LLP
Attn: Alan J. Reich
131 S. Dearborn Street
Suite 2400
Chicago, IL 60603
Phone: (312) 460-5650

(b)	If to the Holder:	Mr. John A. Friede
One Shore Road
Rye, NY 10580
Phone: (914) 698-2015

9. Waiver by Maker. The Maker hereby expressly waives presentment, demand and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder hereof with respect to the time of payment or any other provision hereof.

10. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

11. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws principles thereof.

12. Parties in Interest. This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Holder without the express prior written consent of Maker, except by will or, in default thereof, by operation of law.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

NORTH AMERICAN SCIENTIFIC, INC.
a Delaware corporation

By:	/s/James W. Klingler
Name: James W. Klingler
Title: Sr. VP & CFO